UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report May 16, 2006
(Date of earliest event reported)

Commission	Exact name of registrant as specified in its charter	IRS Employer
File Number	State or other jurisdiction of incorporation or organization	Identification No.

333-90553	MIDAMERICAN FUNDING, LLC	47-0819200
(An Iowa Limited Liability Company)
666 Grand Avenue, PO Box 657
Des Moines, Iowa 50303

333-15387	MIDAMERICAN ENERGY COMPANY	42-1425214
(An Iowa Corporation)
666 Grand Avenue, PO Box 657
Des Moines, Iowa 50303

(515) 242-4300
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

MidAmerican Energy Company and MidAmerican Funding, LLC (the Companies) are recasting their presentation of reportable segments for all periods reported in their Annual Report on Form 10-K for the year ended December 31, 2005, to conform to a new reporting structure initially presented in the Companies’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. The four segments previously disclosed, comprised of Generation, Energy Delivery, Transmission, and Unregulated Retail Services, have been replaced by two segments, comprised of Electric and Gas. The new segment structure reflects a change in internal reporting to the Companies’ chief operating decision maker and more closely aligns the segment disclosure with the Companies’ management’s analysis of the results of operations.

Accordingly, this Form 8-K replaces, in its entirety, information previously reported in Item 8 of the Companies’ Annual Report on Form 10-K for the year ended December 31, 2005. The changes to the previously reported information are limited to reclassifications in Note 10 to the consolidated financial statements of MidAmerican Energy Company and in Notes 1(m) and 10 to the consolidated financial statements of MidAmerican Funding, LLC to reflect the change in segment reporting. No attempt has been made in this Form 8-K to modify or update other information as presented in the Form 10-K.

Item 9.01	Financial Statements and Exhibits

23	Consent of Deloitte & Touche LLP
99.1	Part II, Item 8. Financial Statements and Supplementary Data
99.2	Part IV, Item 15 (a)(2). Financial Statement Schedules

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAMERICAN FUNDING, LLC
MIDAMERICAN ENERGY COMPANY
(Registrant)
Date: May 16, 2006
/s/ Paul J. Leighton
Paul J. Leighton Vice President and Secretary of MidAmerican Funding, LLC and Vice President, Secretary and Assistant General Counsel of MidAmerican Energy Company

EXHIBIT INDEX

Exhibit No.	Description

23	Consent of Deloitte & Touche LLP
99.1	Part II Item 8. Financial Statements and Supplementary Data
99.2	Part IV. Item 15 (a)(2). Financial Statement Schedules

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